AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 4, 2011

REGISTRATION NO. 333-171266

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3525548 (I.R.S. Employer Identification Number)

1640 Marengo St., 6th Floor Los Angeles, California 90033 (323) 224-3900 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kathleen Danenberg
President and Chief Executive Officer
Response Genetics, Inc.
1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
Fax: (323) 224-3096
(Name, address, including zip code, and telephone number,
 including area code, of agent for service)

COPIES TO:
Steven A. Seidman, Esq. Laura L. Delanoy, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 (212) 728-8000 Fax: (212) 728-8111

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Explanatory Note

This Amendment to the Registration Statement on Form S-3 of Response Genetics, Inc. is being filed solely to amend certain exhibits thereto. Accordingly, this Amendment consists solely of the facing page, this explanatory note and Item 16(a) of Part II of the Registration Statement and is not intended to amend or delete any part of the Registration Statement or Prospectus except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

(a)

Exhibit No.	Description

1.1	Form of Underwriting Agreement*‡

4.1	Form of Common Stock Certificate (incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-139534) as filed with the SEC on December 21, 2006, as amended)‡

4.2	Form of Warrant Agreement and Warrant Certificates*‡

5.1	Opinion of Willkie Farr & Gallagher LLP†

23.1	Consent of Willkie Farr & Gallagher LLP (included in their opinion filed as Exhibit 5.1)†

23.2	Consent of BDO USA, LLP†

23.3	Consent of SingerLewak LLP‡

24.1	Power of Attorney (included on the signature pages hereto) ‡

* If applicable, to be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

†	Amended exhibit filed herewith.

‡	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, Response Genetics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on the 4th day of January, 2011.

RESPONSE GENETICS, INC.

By:	/s/ Kathleen Danenberg
Kathleen Danenberg
President, Chief Executive Officer (principal
executive officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Kathleen Danenberg	President and Chief Executive Officer (principal executive officer) and Director	January 4, 2011

Name: Kathleen Danenberg

*	Vice President and Chief Financial Officer (principal financial and accounting officer)	January 4, 2011

Name: David O’Toole

*	Director	January 4, 2011

Name: Kirk Calhoun

*	Director	January 4, 2011

Name: Jan Fagerberg, M.D.

*	Director	January 4, 2011

Name: Gary D. Nusbaum

*	Director	January 4, 2011

Name: Michael Metzger

*	Director	January 4, 2011

Name: Michael Serruya

*	Director	January 4, 2011

Name: David M. Smith

*	Director	January 4, 2011

Name: David Wurzer

*	Director	January 4, 2011

Name: Richard van den Broek

Kathleen Danenberg by signing her name below, signs the document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commissions in Response Genetics, Inc’s Registration Statement on Form S-3 filed on December 17, 2010.

By:	/s/ Kathleen Danenberg
Kathleen Danenberg
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*‡

4.1	Form of Common Stock Certificate (incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-139534) as filed with the SEC on December 21, 2006, as amended)‡

4.2	Form of Warrant Agreement and Warrant Certificates*‡

5.1	Opinion of Willkie Farr & Gallagher LLP†

23.1	Consent of Willkie Farr & Gallagher LLP (included in their opinion filed as Exhibit 5.1)†

23.2	Consent of BDO USA, LLP†

23.3	Consent of SingerLewak LLP‡

24.1	Power of Attorney (included on the signature pages hereto) ‡

* If applicable, to be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

†	Amended exhibit filed herewith.

‡	Previously filed.